UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2016

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 4, 2016, Protea Biosciences Group, Inc. (the “Company”) issued to St. George Investments LLC (the “Investor”), an accredited investor (as defined in Rule 501(a) under the Securities Act of 1933, as amended), a 30% original issue discount unsecured convertible note (the “Note”) due September 4, 2016, with a principal amount of $655,000, for aggregate gross cash proceeds of $500,000, pursuant to the terms and conditions of a Securities Purchase Agreement dated as of March 4, 2016 (the “SPA”), between the Company and the Investor. In addition to the original issue discount, the Note amount includes legal fees of the Investor of $5,000. The Note will not accrue additional interest. In connection with the issuance of the Note, the Company issued to the Investor (a) 108,696 shares of Company’s Common Stock (the “Investor Shares”) and (b) a five-year warrant (the “Investor Warrant”) to purchase up to 1,637,500 shares of Common Stock at an exercise price of $0.75, subject to adjustment in certain events as provided therein.

Upon an event of default as defined in the Note, the outstanding balance of the Note is convertible at the holder’s option into Common Stock at a conversion price equal to (initially) 70% of the lowest closing bid price for the Common Stock in the twenty trading days immediately preceding the conversion, subject to adjustment in certain events as provided therein.

In connection with the Note, the Company paid to a FINRA-registered broker dealer that acted as the placement agent an aggregate of approximately $60,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to purchase an aggregate of 491,250 shares of Common Stock to the placement agent (or its designees) with an exercise price of $0.25 per share and a term of five years (the “Placement Agent Warrant”).

The SPA, Note, Investor Warrant and Placement Agent Warrant are filed as Exhibits to this Current Report on Form 8-K. The foregoing summary of the terms of the SPA, Note, Investor Warrant and Placement Agent Warrant is subject to, and qualified in its entirety by, the full text of such documents, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

The Note, Investor Shares, Investor Warrant and Placement Agent Warrant were issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that the Investor and the Placement Agent were accredited investors, and the Company did not engage in any general advertisement or solicitation in connection with the purchase and sale of the Note, the Investor Shares, the Investor Warrant or the Placement Agent Warrant.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit No.	Description
10.1	Securities Purchase Agreement among the Company and the Investor
10.2	30% Original Issue Discount Unsecured Convertible Note
10.3	Investor Warrant
10.4	Placement Agent Warrant[1]

1 To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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